EXHIBIT 9.01.1 SOUTHWEST TEMPORARY DEVELOPMENT, LLC, ET AL.

Audited balance sheets of Southwest Temporary Development LLC, et al, as of December 31, 2004 and 2003, and the related statements of income, members' equity, and cash flows for the year ended December 31, 2004.

                                                   COMBINED FINANCIAL STATEMENTS
                                                      December 31, 2004 and 2003


                      SOUTHWEST TEMPORARY DEVELOPMENT, LLC

                                    ZAZ, LLC
                                  RASCALS, LLC
                             AARDVARK STAFFING, LLC
                           SAN ANTONIO ARMADILLO, LLC
                              BROADWAY GARDENS, LLC
                           TRUCKEE RIVER SERVICES, LLC

                                     [LOGO]
                                   EideBailly
                            CPAs & BUSINESS ADVISORS

                          INDEPENDENT AUDITOR'S REPORT

The Members
SOUTHWEST TEMPORARY DEVELOPMENT, LLC; ZAZ, LLC
RASCALS, LLC; AARDVARK STAFFING, LLC;
SAN ANTONIO ARMADILLO, LLC; BROADWAY GARDENS, LLC;
AND TRUCKEE RIVER SERVICES, LLC
Scottsdale, Arizona


We have audited the accompanying combined balance sheets of SOUTHWEST TEMPORARY DEVELOPMENT, LLC; ZAZ, LLC; RASCALS, LLC; AARDVARK STAFFING, LLC; SAN ANTONIO ARMADILLO, LLC; BROADWAY GARDENS, LLC; AND TRUCKEE RIVER SERVICES, LLC as of December 31, 2004 and 2003, and the related combined statements of income, members' equity, and cash flows for the year ended December 31, 2004. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we do not express such an opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Because we were not engaged to audit the statements of income, members' equity, and cash flows for the year ended December 31, 2003, we did not extend our auditing procedures to enable us to express an opinion on results of operations, members' equity, and cash flows for the year then ended. Accordingly, we express no opinion on them.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SOUTHWEST TEMPORARY DEVELOPMENT, LLC; ZAZ, LLC; RASCALS, LLC; AARDVARK STAFFING, LLC; SAN ANTONIO ARMADILLO, LLC; BROADWAY GARDENS, LLC; AND TRUCKEE RIVER SERVICES, LLC as of December 31, 2004 and 2003, and the results of its operation and its cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


/s/ Eide Bailly LLP
Phoenix, Arizona
February 14, 2006

                       PEOPLE. PRINCIPLES. POSSIBILITIES.
                               www.eidebailly.com
             1850 N. Central Avenue Suite 400 Phoenix, Arizona 85004
                    Phone 602.264.5844 Fax 602.277.4845 EOE

SOUTHWEST TEMPORARY DEVELOPMENT, LLC ; ZAZ, LLC; RASCALS, LLC;
AARDVARK STAFFING, LLC; SAN ANTONIO ARMADILLO, LLC;
BROADWAY GARDENS, LLC; AND TRUCKEE RIVER SERVICES, LLC
COMBINED BALANCE SHEETS
DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

                                                        2004            2003
                                                    -----------     -----------
              ASSETS

CURRENT ASSETS
     Cash                                           $    87,917     $   287,615
     Trade receivables                                2,049,115       1,057,330
          Less: Allowance for doubtful accounts         238,624         137,312
                                                    -----------     -----------
                                                      1,810,491         920,018
                                                    -----------     -----------

     Other receivables                                    4,283             500
     Related party receivables                           66,611          66,611
     Prepaid expenses                                     3,464              --
     Deposits                                            16,308              --
                                                    -----------     -----------

              Total current assets                    1,989,074       1,274,744

PROPERTY AND EQUIPMENT, net                             147,896              --

OTHER ASSETS
     Goodwill                                            40,000          40,000
                                                    -----------     -----------

              Total assets                          $ 2,176,970     $ 1,314,744
                                                    ===========     ===========


              LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
     Checks in excess of bank deposits              $   108,140     $    29,275
     Current maturities of long-term debt                58,185          43,877
     Accounts payable and accrued expenses              290,271         218,184
     Payroll withholdings                               380,338         180,503
     Funding payable                                  1,249,586         426,167
                                                    -----------     -----------

              Total current liabilities               2,086,520         898,006
                                                    -----------     -----------

LONG-TERM DEBT, net of current maturities               151,085          90,755
                                                    -----------     -----------

MEMBERS' EQUITY
     Members' contributions                           2,426,802       2,204,504
     Retained earnings (deficit)                     (2,487,437)     (1,878,521)
                                                    -----------     -----------
                                                        (60,635)        325,983
                                                    -----------     -----------

                                                    $ 2,176,970     $ 1,314,744
                                                    ===========     ===========

                                                    -----------     -----------

See Notes to Combined Financial Statements

SOUTHWEST TEMPORARY DEVELOPMENT, LLC ; ZAZ, LLC; RASCALS, LLC;
AARDVARK STAFFING, LLC; SAN ANTONIO ARMADILLO, LLC;
BROADWAY GARDENS, LLC; AND TRUCKEE RIVER SERVICES, LLC
COMBINED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

                                                                        2004
                                                                   ------------

REVENUES                                                           $ 18,189,602

COST OF SALES                                                        13,655,329
                                                                   ------------

GROSS PROFIT                                                          4,534,273

OPERATING EXPENSES                                                    5,002,098
                                                                   ------------

LOSS FROM OPERATIONS                                                   (467,825)

INTEREST EXPENSE                                                        141,091
                                                                   ------------

NET LOSS                                                           $   (608,916)
                                                                   ============

See Notes to Combined Financial Statements

SOUTHWEST TEMPORARY DEVELOPMENT, LLC ; ZAZ, LLC; RASCALS, LLC;
AARDVARK STAFFING, LLC; SAN ANTONIO ARMADILLO, LLC;
BROADWAY GARDENS, LLC; AND TRUCKEE RIVER SERVICES, LLC
COMBINED STATEMENTS OF MEMBERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

                                                  Retained            Total
                                Members           Earnings           Members'
                              Contributions       (Deficit)          Equity
                              -------------     -------------     -------------

BALANCE, BEGINNING OF YEAR    $   2,204,504     $  (1,878,521)    $     325,983

     Member contributions           795,183                --           795,183

     Member distributions          (572,885)               --          (572,885)

     Net loss                            --          (608,916)         (608,916)
                              -------------     -------------     -------------

BALANCE, END OF YEAR          $   2,426,802     $  (2,487,437)    $     (60,635)
                              =============     =============     =============

See Notes to Combined Financial Statements

SOUTHWEST TEMPORARY DEVELOPMENT, LLC ; ZAZ, LLC; RASCALS, LLC;
AARDVARK STAFFING, LLC; SAN ANTONIO ARMADILLO, LLC;
BROADWAY GARDENS, LLC; AND TRUCKEE RIVER SERVICES, LLC
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

CASH FROM OPERATING ACTIVITIES
     Net loss                                                       $  (608,916)
     Charges and credits to net income not affecting cash
         Depreciation                                                     7,104
         Allowance for doubtful accounts                                971,922
     Changes in assets and liabilities
         Trade receivables                                           (1,862,395)
         Other receivables                                               (3,783)
         Prepaid expenses                                                (3,464)
         Deposits                                                       (16,308)
         Checks in excess of bank deposit                                78,865
         Accounts payable and accrued expenses                           72,087
         Payroll withholdings                                           199,835
         Funding payable                                                823,419
                                                                    -----------

             Net cash used in operating activities                     (341,634)
                                                                    -----------

CASH FROM INVESTING ACTIVITIES
     Purchase of property and equipment                                (155,000)
                                                                    -----------

             Net cash used in investing activities                     (155,000)
                                                                    -----------

CASH FROM FINANCING ACTIVITIES
     Principal payments on long-term debt                               (50,362)
     Proceeds from issuance of long-term debt                           125,000
     Member contributions                                               795,183
     Member distributions                                              (572,885)
                                                                    -----------

             Net cash provided by financing activities                  296,936
                                                                    -----------

NET CHANGE IN CASH                                                     (199,698)

CASH, BEGINNING OF YEAR                                                 287,615
                                                                    -----------

CASH, END OF YEAR                                                   $    87,917
                                                                    ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash payments for interest                                     $   141,091
                                                                    ===========

See Notes to Combined Financial Statements

SOUTHWEST TEMPORARY DEVELOPMENT, LLC ; ZAZ, LLC; RASCALS, LLC;
AARDVARK STAFFING, LLC; SAN ANTONIO ARMADILLO, LLC;
BROADWAY GARDENS, LLC; AND TRUCKEE RIVER SERVICES, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

NATURE OF OPERATIONS

Southwest Temporary Development, LLC is a limited liability company organized under the laws of the jurisdiction of the State of Arizona on April 21, 2001. The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

Zaz, LLC is a limited liability company organized under the laws of the jurisdiction of the State of Arizona on September 10, 2002. The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

Rascals, LLC and Lil'l Kids Enterprises, LLC (Rascals, LLC) are limited liability companies organized under the laws of the jurisdiction of the State of California on August, 13 2002 and November 20, 2003, respectively. The Companies have been combined for financial reporting purposes. The Companies were formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Companies grants credit to customers in all of these locations.

Aardvark Staffing, LLC is a limited liability company organized under the laws of the jurisdiction of the State of Arizona on October 28, 2003. The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

San Antonio Armadillo, LLC is a limited liability company organized under the laws of the jurisdiction of the State of Texas on June 16, 2003. The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

Broadway Gardens, LLC is a limited liability company organized under the laws of the jurisdiction of the State of Kentucky on April 23, 2004. The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

Truckee River Services, LLC is a limited liability company organized under the laws of the jurisdiction of the State of Nevada on February 18, 2004. The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

The Companies operate as franchisees of Command Staffing, LLC and operate under the trade name "Command Labor". The "Command Labor" name is owned by Command Staffing, LLC, the franchisor.

PRINCIPLES OF COMBINATION

The combined financial statements include the accounts of:

  Southwest Temporary Development, LLC           San Antonio Armadillo, LLC
  Zaz, LLC                                       Broadway Gardens, LLC
  Rascals, LLC                                   Truckee River Services, LLC
  Aardvark Staffing, LLC

(Continued)

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

All significant interrelated accounts have been eliminated in combination.

CASH AND CASH EQUIVALENTS

The Combining Companies consider all highly liquid assets having a maturity of three months or less to be cash equivalents. The Combining Companies maintain cash at various financial institutions which may at times exceed federally insured amounts.

BASIS OF ACCOUNTING AND PRESENTATION

The financial statements of the Combining Companies are prepared on the accrual basis of accounting, and accordingly, reflect all significant receivables, payables, and other liabilities.

TRADE RECEIVABLES

Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a percentage of receivables aged over 60 days. Individual customer receivables are also reviewed considering the customer's financial condition, credit history, and current economic conditions. Trade receivables are written off when determined uncollectible. Recoveries of previously written off trade receivables are recorded when collected.

A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 60 days. Interest is charged on trade receivables that are outstanding for more than 30 days and is recognized as it is charged.

PROPERTY AND EQUIPMENT

Additions to property and equipment are recorded at original cost. Depreciation is provided using straight-line methods over the estimated useful lives of the respective assets. The Combining Companies review its property and equipment whenever events indicate that the carrying amount of an asset may not be recoverable.

An impairment loss is recorded when the sum of the future cash flows is less than the carrying amount of the asset. An impairment loss is measured as the amount by which the carrying amount of the asset exceeds its fair value. No impairment loss is recorded for property and equipment at December 31, 2004.

INCOME TAXES

The Combining Companies and its members have elected to be taxed as a limited liability corporation for income tax purposes. Under such election, the Companies are not subject to corporate income taxes. Instead, the Companies' tax basis earnings are reported by the respective members for income tax reporting purposes.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

ADVERTISING

Advertising costs are expenses as incurred. Advertising expense was $222,311 for the year ended December 31, 2004.

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 2 - PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

Property and equipment consisted of the following at December 31:

                                                           2004           2003
                                                        ---------      ---------

Building and equipment                                  $ 155,000      $      --
Accumulated depreciation                                   (7,104)            --
                                                        ---------      ---------

                                                        $ 147,896      $      --
                                                        =========      =========

--------------------------------------------------------------------------------
NOTE 3 - FUNDING PAYABLE
--------------------------------------------------------------------------------

The Combining Companies (Franchisee) factor their accounts receivable, with recourse, with Capital Temp Funds, Inc. (CTF). In exchange for cash advances (asset based loans), CTF receives a security interest in the receivables through the assignment of each week's billing. The Franchisee performs all collection activity on the assigned accounts; however, customers forward their remittances directly to a CTF lockbox.

CTF maintains an inventory of open customer receivables against which it issues funding advances. CTF provides funding, via wire transfer, to the Franchisee generally on a weekly basis following receipt and review of a new receivable assignment. The maximum that CTF will loan the Franchisee is 80% of the population of eligible open invoices less than 60 days old. Invoices that age beyond 60 days (past the invoice date) fall out of eligibility and are excluded from subsequent CTF funding calculations. CTF establishes its own credit limits for each customer. Franchisee billing that exceeds these limits is not eligible for funding; however, the receivables continue to be assigned and monitored by CTF.

The Franchisee is charged interest calculated on the daily net loan balance during each month. This interest charge is added to the loan balance at the end of each month. Interest rates are established at Prime Rate plus 4%. The
Franchisee paid interest related to funding of receivables of approximately $31,000 for the year ended December 31, 2004.

--------------------------------------------------------------------------------
NOTE 4 - LONG-TERM DEBT
--------------------------------------------------------------------------------

Long-term debt consisted of the following at December 31:

                                                             2004        2003
                                                          ---------   ---------
Gamache Note Payable, 6% note, due in monthly
     installments of $4,563, unsecured, matures in 2006   $  90,755   $ 134,632

Citizens Bank mortgage, due in monthly installments
     of $1,485, secured by building matures in 2009         118,515          --
                                                          ---------   ---------
                                                            209,270     134,632
Less current maturities                                     (58,185)    (43,877)
                                                          ---------   ---------

                                                          $ 151,085   $  90,755
                                                          =========   =========

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Future minimum payments required on long-term debt is as follows:

2005                                                                    $ 58,185
2006                                                                      48,017
2007                                                                       8,445
2008                                                                       8,966
2009                                                                      85,657
                                                                        --------

                                                                        $209,270
                                                                        ========

--------------------------------------------------------------------------------
NOTE 5 - LEASE COMMITMENTS
--------------------------------------------------------------------------------

The Combining Companies lease facilities at each location in which they operate. The rent expense totaled approximately $203,000 for the years ended December 31, 2004 and 2003.

Future minimum rental commitments for these leases are as follows:

2005                                                                  $  293,343
2006                                                                     371,813
2007                                                                     333,428
2008                                                                     399,938
2009                                                                     166,343
                                                                      ----------

                                                                      $1,564,865
                                                                      ==========

--------------------------------------------------------------------------------
NOTE 6 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

The Combining Companies incurred franchise royalty fees with Command Staffing, LLC, the franchisor and related party through common ownership, for the year ended December 31, 2004 of approximately $231,000. The Combining Companies had unpaid royalty fees of $4,811 and $8,344 for the years ended December 31, 2004 and 2003, respectively.


NOTE 7 - SUBSEQUENT EVENT
--------------------------------------------------------------------------------

The Combining Companies entered into an agreement whereby its Shareholders and Members will exchange their ownership rights in each franchise for stock in Command Center, Inc. This agreement is subject to continuing due diligence review by Command Center, Inc. Command Center, Inc. is registered with the Securities and Exchange Commission and is traded on the OTCBB under the symbol CCNI.

                                    # # # # #

                                     [LOGO]
                                    EideBailly
                            CPAs & BUSINESS ADVISORS



            INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTARY INFORMATION
--------------------------------------------------------------------------------


The Members
SOUTHWEST TEMPORARY DEVELOPMENT, LLC; ZAZ, LLC;
RASCALS, LLC; AARDVARK STAFFING, LLC;
SAN ANTONIO ARMADILLO, LLC; BROADWAY GARDENS, LLC
AND TRUCKEE RIVER SERVICES, LLC
Scottsdale, Arizona


Our audits were made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic combined financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic combined financial statements taken as a whole.


/s/ Eide Bailly LLP
Phoenix, Arizona
February 14, 2006


                       PEOPLE. PRINCIPLES. POSSIBILITIES.
                               www.eidebailly.com
             1850 N. Central Avenue Suite 400 Phoenix, Arizona 85004
                    Phone 602.264.5844 Fax 602.277.4845 EOE

SOUTHWEST TEMPORARY DEVELOPMENT, LLC ; ZAZ, LLC; RASCALS, LLC;
AARDVARK STAFFING, LLC; SAN ANTONIO ARMADILLO, LLC;
BROADWAY GARDENS, LLC; AND TRUCKEE RIVER SERVICES, LLC
COMBINING BALANCE SHEETS - WITH SUPPLEMENTARY COMBINING INFORMATION
DECEMBER 31, 2004
--------------------------------------------------------------------------------

                                                  Southwest                                                          San
                                                  Temporary                                        Aardvark        Antonio
                                                 Development,         Zaz,         Rascals,        Staffing,      Armadillo,
             ASSETS                                  LLC              LLC            LLC              LLC            LLC
                                                 ------------    ------------    ------------    ------------    ------------
CURRENT ASSETS
     Cash                                        $        500    $      1,717    $     33,319    $         --    $     50,431
     Receivables
         Trade receivables                            258,648         396,042         324,583         110,075         316,710
         Less: Allowance for doubtful accounts         65,170          88,266          19,968          12,826          17,864
                                                 ------------    ------------    ------------    ------------    ------------
                                                      193,478         307,776         304,615          97,249         298,846
                                                 ------------    ------------    ------------    ------------    ------------

     Other receivables                                     --           1,000              --              --             948
     Related party receivables                         66,611              --              --              --              --
     Prepaid expenses                                      --              --              --              --              --
     Deposits                                              --          14,858              --              --              --
     Intercompany receivables                         336,768              --           8,243          13,000              --
                                                 ------------    ------------    ------------    ------------    ------------

             Total current assets                     597,357         325,351         346,177         110,249         350,225

PROPERTY AND EQUIPMENT, net                           147,896              --              --              --              --

OTHER ASSETS
     Goodwill                                              --              --              --              --          40,000
                                                 ------------    ------------    ------------    ------------    ------------

             Total assets                        $    745,253    $    325,351    $    346,177    $    110,249    $    390,225
                                                 ============    ============    ============    ============    ============


             LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
     Checks in excess of bank deposits           $     39,510    $      2,801    $      7,003    $      2,926    $         --
     Current maturities of long-term debt              58,185              --              --              --              --
     Accounts payable and accrued expenses             18,401          34,543         150,097          17,291          19,413
     Payroll withholdings                              14,612          22,955         106,171          27,330          27,995
     Funding payable                                  110,595         186,190         279,489          56,426         203,261
     Intercompany payables                             21,243         336,768              --              --              --
                                                 ------------    ------------    ------------    ------------    ------------

             Total current liabilities                262,546         583,257         542,760         103,973         250,669
                                                 ------------    ------------    ------------    ------------    ------------

LONG-TERM DEBT, net of current maturities             151,085              --              --              --              --
                                                 ------------    ------------    ------------    ------------    ------------

MEMBERS' EQUITY
     Members' contributions                         1,243,455         440,500         242,729         172,000         167,518
     Retained earnings (deficit)                     (911,833)       (698,406)       (439,312)       (165,724)        (27,962)
                                                 ------------    ------------    ------------    ------------    ------------
                                                      331,622        (257,906)       (196,583)          6,276         139,556
                                                 ------------    ------------    ------------    ------------    ------------

                                                 $    745,253    $    325,351    $    346,177    $    110,249    $    390,225
                                                 ============    ============    ============    ============    ============

                                                                   Truckee
                                                   Broadway         River
                                                   Gardens,        Services,                       Combined
             ASSETS                                  LLC              LLC        Eliminations       Totals
                                                 ------------    ------------    ------------    ------------
CURRENT ASSETS
     Cash                                        $         --    $      1,950    $         --    $     87,917
     Receivables
         Trade receivables                            602,859          40,198              --       2,049,115
         Less: Allowance for doubtful accounts         34,530              --              --         238,624
                                                 ------------    ------------    ------------    ------------
                                                      568,329          40,198              --       1,810,491
                                                 ------------    ------------    ------------    ------------

     Other receivables                                  2,335              --              --           4,283
     Related party receivables                             --              --              --          66,611
     Prepaid expenses                                      --           3,464              --           3,464
     Deposits                                              --           1,450              --          16,308
     Intercompany receivables                              --              --        (358,011)             --
                                                 ------------    ------------    ------------    ------------

             Total current assets                     570,664          47,062        (358,011)      1,989,074

PROPERTY AND EQUIPMENT, net                                --              --              --         147,896

OTHER ASSETS
     Goodwill                                              --              --              --          40,000
                                                 ------------    ------------    ------------    ------------

             Total assets                        $    570,664    $     47,062    $   (358,011)   $  2,176,970
                                                 ============    ============    ============    ============


             LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
     Checks in excess of bank deposits           $     54,652    $      1,248    $         --         108,140
     Current maturities of long-term debt                  --              --              --          58,185
     Accounts payable and accrued expenses             25,857          24,669              --         290,271
     Payroll withholdings                             169,209          12,066         380,338
     Funding payable                                  383,170          30,455              --       1,249,586
     Intercompany payables                                 --              --        (358,011)             --
                                                 ------------    ------------    ------------    ------------

             Total current liabilities                632,888          68,438        (358,011)      2,086,520
                                                 ------------    ------------    ------------    ------------

LONG-TERM DEBT, net of current maturities                  --              --              --         151,085
                                                 ------------    ------------    ------------    ------------

MEMBERS' EQUITY
     Members' contributions                            15,000         145,600              --       2,426,802
     Retained earnings (deficit)                      (77,224)       (166,976)             --      (2,487,437)
                                                 ------------    ------------    ------------    ------------
                                                      (62,224)        (21,376)             --         (60,635)
                                                 ------------    ------------    ------------    ------------

                                                 $    570,664    $     47,062    $   (358,011)   $  2,176,970
                                                 ============    ============    ============    ============

SOUTHWEST TEMPORARY DEVELOPMENT, LLC ; ZAZ, LLC; RASCALS, LLC;
AARDVARK STAFFING, LLC; SAN ANTONIO ARMADILLO, LLC;
BROADWAY GARDENS, LLC; AND TRUCKEE RIVER SERVICES, LLC
COMBINING STATEMENTS OF INCOME - WITH SUPPLEMENTARY COMBINING INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

                                 Southwest                                                          San
                                 Temporary                                        Aardvark        Antonio
                                Development,         Zaz,         Rascals,        Staffing,      Armadillo,
                                    LLC              LLC            LLC              LLC            LLC
                                ------------    ------------    ------------    ------------    ------------
REVENUES                        $  2,952,919    $  2,951,911    $  4,607,880    $  1,723,144    $  2,978,094

COST OF SALES                      2,211,966       2,106,079       3,706,871       1,375,540       2,215,195
                                ------------    ------------    ------------    ------------    ------------

GROSS PROFIT                         740,953         845,832         901,009         347,604         762,899

OPERATING EXPENSES                   731,962         869,349       1,057,804         389,619         778,658
                                ------------    ------------    ------------    ------------    ------------

INCOME (LOSS) FROM OPERATIONS          8,991         (23,517)       (156,795)        (42,015)        (15,759)
                                ------------    ------------    ------------    ------------    ------------

INTEREST EXPENSE                      44,421          35,329          31,751          17,574           6,546
                                ------------    ------------    ------------    ------------    ------------

NET LOSS                             (35,430)        (58,846)       (188,546)        (59,589)        (22,305)
                                ------------    ------------    ------------    ------------    ------------

RETAINED EARNINGS (DEFICIT),
     BEGINNING OF YEAR              (876,403)       (639,560)       (250,766)       (106,135)         (5,657)
                                ------------    ------------    ------------    ------------    ------------

RETAINED EARNINGS (DEFICIT),
     END OF YEAR                $   (911,833)   $   (698,406)   $   (439,312)   $   (165,724)   $    (27,962)
                                ============    ============    ============    ============    ============

                                                  Truckee
                                  Broadway         River
                                  Gardens,        Services,                       Combined
                                    LLC              LLC        Eliminations       Totals
                                ------------    ------------    ------------    ------------
REVENUES                        $  2,815,595    $    160,059    $         --   $ 18,189,602

COST OF SALES                      1,922,133         117,545              --     13,655,329
                                ------------    ------------    ------------   ------------

GROSS PROFIT                         893,462          42,514              --      4,534,273

OPERATING EXPENSES                   965,671         209,035              --      5,002,098
                                ------------    ------------    ------------   ------------

INCOME (LOSS) FROM OPERATIONS        (72,209)       (166,521)             --       (467,825)
                                ------------    ------------    ------------   ------------

INTEREST EXPENSE                       5,015             455                        141,091
                                ------------    ------------    ------------   ------------

NET LOSS                             (77,224)       (166,976)             --       (608,916)
                                ------------    ------------    ------------   ------------

RETAINED EARNINGS (DEFICIT),
     BEGINNING OF YEAR                    --              --              --     (1,878,521)
                                ------------    ------------    ------------   ------------

RETAINED EARNINGS (DEFICIT),
     END OF YEAR                $    (77,224)   $   (166,976)   $         --   $ (2,487,437)
                                ============    ============    ============   ============


                                      -12-